                     AMENDMENT NO. 2 TO MANAGEMENT AGREEMENT

     THIS AMENDMENT NO. 2 TO MANAGEMENT  AGREEMENT  ("Amendment")  is made as of the 1st day of August, 2003, by and between AMERICAN CENTURY MUTUAL FUNDS, INC., a Maryland  corporation  (hereinafter  called the  "Corporation"),  and AMERICAN
CENTURY INVESTMENT MANAGEMENT,  INC., a Delaware corporation (hereinafter called the "Investment Manager").

     WHEREAS,  the  Corporation  and the Investment  Manager are parties to that certain Management Agreement dated August 1, 1997, amended August 1, 2000 and as updated by certain addendums from time to time ("Agreement"); and

     WHEREAS,  the parties  hereto desire to enter into this Amendment to revise the amount of  compensation  paid to the  Investment  Manager  for one series of shares.

     NOW,  THEREFORE,  IN  CONSIDERATION  of the mutual  promises and agreements herein contained, the parties agree as follows:

     1.  AMENDMENT  OF  MANAGEMENT  FEES.  Section 6 of the  Agreement is hereby amended by  deleting  the fees shown for the Ultra  Fund and  replacing  them as follows:

NAME OF SERIES       NAME OF CLASS             APPLICABLE FEE RATE
--------------       -------------             -------------------

Ultra Fund           Investor Class             1.000% first $20 billion
                                                0.950% $20 billion-$30 billion
                                                0.925% $30 billion-$40 billion
                                                0.900% over $40 billion

                     Institutional Class        0.800% first $20 billion
                                                0.750% $20 billion-$30 billion
                                                0. 725%$30 billion-$40 billion
                                                0.700% over $40 billion

                     Advisor Class              0.750% first $20 billion
                                                0.700% $20 billion-$30 billion
                                                0.675% $30 billion-$40 billion
                                                0.650% over $40 billion

                     C Class                    1.000% first $20 billion
                                                0.950% $20 billion-$30 billion
                                                0.925% $30 billion-$40 billion
                                                0.900% over $40 billion

     2.  CONTINUATION OF AGREEMENT.  The Agreement shall continue in effect with respect to the Ultra Fund,  unless sooner  terminated as  hereinafter  provided, until  August  1,  2004,  and  for as  long  thereafter  as its  continuance  is specifically  approved at least  annually  (a) by the Board of  Directors of the
Corporation  or by the vote of a  majority  of the  outstanding  class of voting securities  of each series and (b) by the vote of a majority of the Directors of the Corporation,  who are not parties to the Agreement or interested  persons of any such party,  cast in person at a meeting called for the purpose of voting on such approval.

     3.  RATIFICATION AND CONFIRMATION OF AGREEMENT.  In the event of a conflict between the terms of this  Amendment and the  Agreement,  it is the intention of the parties that the terms of this  Amendment  shall  control and the  Agreement shall  be  interpreted  on that  basis.  To the  extent  the  provisions  of the
Agreement  have not been amended by this  Amendment,  the parties hereby confirm and ratify the Agreement.

     4. FULL FORCE AND  EFFECT.  Except as  expressly  supplemented,  amended or consented to hereby, all of the representations,  warranties,  terms,  covenants and conditions of the Agreement shall remain  unamended and shall continue to be in full force and effect.

     IN WITNESS  WHEREOF,  the parties have caused this Amendment to be executed by their respective duly authorized  officers as of the day and year first above written.

Attest:                              AMERICAN CENTURY MUTUAL FUNDS, INC.

/s/ Janet A. Nash                   /s/ Charles A. Etherington
--------------------------          ------------------------------------
Janet A. Nash                       Charles A. Etherington
Assistant Secretary                 Vice President

Attest:                             AMERICAN CENTURY INVESTMENT
                                        MANAGEMENT, INC.

/s/ Janet A. Nash                   /s/ Charles A. Etherington
--------------------------          ------------------------------
Janet A. Nash                       Charles A. Etherington
Assistant Secretary                 Vice President